Exhibit 21
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
Applied Kehmaschinen GmbH	Federal Republic of Germany
Applied Sweepers Group Leasing (U.K.)	United Kingdom
Applied Sweepers Holdings. Limited	United Kingdom
Applied Sweepers International Limited	United Kingdom
Floorep Limited	United Kingdom
Hofmans Machinefabriek	Netherlands
Nobles Floor Machines Limited	United Kingdom
Recumbrimientos Tennant, S. de R.L. de C.V.	United Mexican States
Servicios Integrados Tennant, S.A. de C.V.	United Mexican States
Sociedade Alfa Ltda.	Federative Republic of Brazil
Tennant Asia Pacific Holdings Private Ltd.	Republic of Singapore
Tennant Australia Pty Limited	Australia
Tennant B.V.	Netherlands
Tennant CAD Holdings LLC	Minnesota
Tennant Cleaning Systems and Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Tennant Cleaning Systems India Private Limited	Republic of India
Tennant Company	Minnesota
Tennant Company Far East Headquarters PTE LTD	Republic of Singapore
Tennant Company Japan, Ltd.	Japan
Tennant Europe B.V.	Netherlands
Tennant Europe N.V.	Belgium
Tennant S.A.	French Republic
Tennant GmbH & Co. KG	Federal Republic of Germany
Tennant Holding B.V.	Netherlands
Tennant Holdings LLC	Minnesota
Tennant International Holding B.V.	Netherlands
Tennant N.V.	Netherlands
Tennant Netherland Holding B.V.	Netherlands
Tennant New Zealand Ltd.	New Zealand
Tennant Portugal E. de L., S.U., L. da	Portuguese Republic
Tennant SA Holdings LLC	Minnesota
Tennant Sales & Service Canada ULC	British Columbia, Canada
Tennant Sales and Service Company	Minnesota
Tennant Sales and Service Spain, S.A.	Kingdom of Spain
Tennant Scotland Limited	United Kingdom
Tennant Sverige AB	Kingdom of Sweden
Tennant UK Cleaning Solutions Limited	United Kingdom
Tennant UK Limited	United Kingdom
Tennant Uruguay S.A.	Eastern Republic of Uruguay
Tennant Ventas & Servicios de Mexico, S.A. de C.V.	United Mexican States
Tennant Verwaltungs-gesellschaft GmbH	Federal Republic of Germany
TNC CV	Netherlands
Walter-Broadley Machines Limited	United Kingdom
Walter-Broadley Limited	United Kingdom
Water Star, Inc.	Ohio